                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Lionbridge Technologies, Inc. of our report dated February 2, 2001, except as to Note 14 which is as of March 8, 2001, relating to the consolidated financial statements of Data Dimensions, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

May 7, 2001